Exhibit 2(B)

                                     BYLAWS

                                       OF

                              HARVEY WESTBURY CORP.

                           ARTICLE I - - Stockholders
                           --------------------------

Annual Meetings

Annual meetings of the stockholders are scheduled to occur on the first business day of the anniversary month of the corporation or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by a vote a Board of Directors and transact such other business as may properly be brought before the meeting. All stockholders of record shall be notified of the exact time and place of such meetings through notice postmarked not less than 30 days prior to such meetings.


Special Meetings

A special meeting of the stockholders may be called by a resolution of the Board of Directors either at the volition of the Board; or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote; or by request of the President. Such request shall state the purpose of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Upon such request or upon its decision to hold such a meeting the Board shall notify all stockholders of record stating the exact time and place through notice postmarked not less than 30 days prior to the meeting.

Quorum: Adjourned Meetings

The holders of a majority of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the Board shall have the power to adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at the discretion of the Board, any business may be transacted which might have been transacted at the meeting as originally notified.

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Voting

Each stockholder of record of the corporation holding stock that is entitled to vote at any meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which-by express provision of the statutes or of the Articles of Incorporation-a different vote is required; in which case such express provision shall govern and control the decision of such question.

Proxies

At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting--or, if only one shall be present, then that one-shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Action Without Meeting

Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or the Articles of Incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

                            ARTICLE II - - Directors
                            ------------------------

Management of Corporation

The business of the corporation shall be managed by its Board of Directors, which may freely exercise all powers of the corporation. In all matters, the Board of Directors is to have the broadest range of powers permitted by governing statutes.

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Number, Tenure, and Qualifications

The number of directors which shall constitute the whole board shall be at least one. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected. Directors need not be stockholders.

Vacancies

Vacancies in the Board of Directors-including those caused by an increase in the number of directors-may be filled through appointment by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so appointed shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy in the Board of Directors shall be deemed to exist in case of the removal of any director, or if the authorized number of directors is increased, or if the stockholders fail to elect the full, authorized number of directors at a meeting called for that purpose. Except where an Alternate Director has been appointed, a vacancy in the Board of Directors shall also be deemed to exist in the case of death, resignation or incapacitation of any director.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, and when no Alternate Director has been appointed, the Board of Directors shall have the power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Alternate Directors, Replacement Board

Each director may appoint an alternate through a resolution signed by a quorum of the Board of Directors, who shall act in the full capacity of the director who appointed him in the case of that director's incapacitation or death.

Alternatively, the Board of Directors may through a resolution signed by a quorum of the Board of Directors appoint a replacement Board of alternate directors. These alternate directors shall, in the event of the incapacitation or death of the entirety of the Board of Directors, reconstitute the Board of Directors, even if the number of appointed alternate directors is at variance with the number of directors that constitute the current Board of Directors.

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Meetings

Meetings of the Board of Directors may be held without call or notice in any location, without or within the State of Nevada, at such time and place as shall be determined by a quorum of the Board of Directors.

Quorum

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors shall be regarded as the act of the Board of Directors. Any action of a majority shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Committees

The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one of the directors or appointed officers of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors or another officer to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority shall constitute a quorum for the transaction of business, and the act of a majority shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by a quorum of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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Special Compensation

The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                   ARTICLE III - - Irregularly Called Meetings
                   -------------------------------------------

Effect of Irregularly Called Meetings

Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent-either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes or by taking part in the deliberations at such meeting without objection-the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection of want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity of defect therein waived by a writing signed by a majority of all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Waiver of Notice

Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                             ARTICLE IV - - Officers
                             -----------------------

Appointment

The officers of the corporation shall be appointed by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may also appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice-presidents, assistant treasurers and assistant secretaries.

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Chairman of the Board

The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Vice-Chairman of the Board

The Vice-Chairman, if any, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

President

The President shall be the Chief Executive Officer of the corporation and shall have active management of the day-to-day business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. In the absence of the President the most senior Vice-President will assume all of the President's powers and responsibilities.

Vice-President

A Vice-President, if any, is to act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Secretary

The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. In the absence of the Secretary, a Vice-President may assume all of the Secretary's responsibilities and powers.

Assistant Secretaries

Assistant Secretaries, if any, shall, in order of their seniority-unless otherwise determined by the President or the Board of Directors-in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

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Treasurer

The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at their request an account of all his transactions as Treasurer and of the financial condition of the corporation. In the absence of the Treasurer, a Vice-President may assume all of the Treasurer's responsibilities and powers.

If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors of the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Assistant Treasurers

Assistant Treasurers, if any--in the order of their seniority, unless otherwise determined by the President or the Board of Directors--shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Compensation

The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Removal, Vacancy

The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by an appointment made by the Board of Directors.

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                           ARTICLE V - - Capital Stock
                           ---------------------------

Certificates

The corporation may issue to a stockholder a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of their certificate, if a certificate is issued to represent such stock.

If a certificate is signed by a transfer agent or registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as though the person had not ceased to be such officer.

Uncertificated Shares

As provided for in the Nevada Corporation Law, shares of stock need not be certificated. Beneficial "holders" of uncertificated stock shall have all of the rights of any other stockholder.

Surrendered, Lost or Destroyed Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Replacement Certificates

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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Record Date

The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Registered Owner

The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                        ARTICLE VI - - General Provisions
                        ---------------------------------

Registered Office

The registered office of this corporation shall be in the State of Nevada.

The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

Distributions

Distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

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Reserves

Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Checks, Notes

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

The fiscal year of the corporation shall be determined by the Board of Directors.

Corporate Seal

The corporation mayor may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                         ARTICLE VII - - Indemnification
                         -------------------------------

Indemnification of Officers and Directors, Employees and Other Persons

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may

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be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Insurance

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Further Indemnification

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                           ARTICLE VIII - - Amendments
                           ---------------------------

Amendments by Stockholders

The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Amendments by Board of Directors

The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws through resolution, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws that shall not be amended by the Board of Directors.

                                CERTIFICATION
                                -------------

These Bylaws are hereby adopted on this 9th day of June, 2004.

/s/ EUGENE CHIARAMONTE III
---------------------------------------
Eugene Chiaramonte III, Secretary

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